Exhibit 10.1

MANAGEMENT AGREEMENT

BETWEEN :	UNILIN FLOORING BVBA with registered office at 8710 Wielsbeke, Ooigemstraat 3 (0405 414 072);

Represented by Mr. Jeffrey Lorberbaum and Mr. Frank Boykin, managers of the company, duly authorized;

Hereinafter referred to as “the Company”;

AND :	Mr. Frans DE COCK, domiciled at 8300 Knokke, Zeedijk 831/25;

Hereinafter referred to as “the Manager”.

PREAMBLE

Whereas the Manager has been duly appointed as self-employed CEO of the Company;

Whereas the Manager can also be appointed member of the Management Committee of the Company, if any;

Whereas parties wish to specify the terms and conditions of their collaboration.

IT HAS BEEN AGREED AS FOLLOWS:

1	Object

1.1	The Manager shall be responsible for the management of the Company in accordance with the terms and conditions set forth in the resolution of the Board of the Company of October 31, 2005.

1.2	The Manager shall perform the management with the diligence, loyalty, seriousness and competence that the Company is entitled to expect from an experienced specialist.

1.3	Moreover, the Manager can be appointed as a member of the Management Committee of the Company, if any.

2	Duration

2.1	The present agreement is concluded for a definite duration of 3 (three) years and commences on November 1, 2005 and automatically expiring on 31 October 2010. After expiration of the aforementioned period of 3 (three) years, parties can renew the agreement for indefinite duration upon mutual agreement.

2.2	The present agreement can be terminated at any time by the Company upon notice of 12 (twelve) months. Notice shall be given by registered mail. However, the Company can also terminate the present agreement at any time by payment of a compensatory allowance equal to the fixed annual remuneration multiplied by 1.85.

2.3	In case of termination of the present agreement, except if for serious cause as determined under Article 2.4 hereinafter, the Manager engages to actively support the company in looking for a successor starting one year before his departure.

2.4	This contract may, immediately and without notice or indemnity, be terminated for serious cause by each party.

Will be considered a serious cause entitling each party to terminate the present agreement without any indemnity:

(i)	the commission of a criminal offence;

(ii)	fraud or embezzlement;

(iii)	the failure to comply with or the breach of any of the material terms and conditions of the present agreement and/or the Company’s subsidiaries’ or branch offices’ policies within thirty (30) days after written notification of such non-compliance if such failures or breaches are capable of remedy. If the default or breach is not capable of remedy, the present agreement can be terminated without prior notification;

(iv)	the willful or gross neglect of the duties under the present agreement and/or the willful or gross misconduct in the performance of such duties.

3	Fees

3.1	The total annual fixed remuneration of the Manager is set at € 437,500. Payment of fees will be made on a monthly basis (in 12 equal monthly installments).

3.2	In addition to the annual fixed remuneration as set forth in 3.1., the Manager will be entitled to an annual bonus .

The amount of the bonus will range between 0 and 85% of the annual fixed remuneration of the year concerned. If the actual EBITDA is greater than the Targeted EBITDA for such year, then the bonus shall be 85% of the annual fixed remuneration of the year concerned. If the actual EBITDA is less than the actual EBITDA for the prior year, then the bonus shall be 0. If the actual EBITDA is greater than the actual EBITDA for the prior year and less than the Targeted EBITDA for such year then the bonus payable for such year shall be equal to 85% of the annual fixed remuneration of the year concerned multiplied by the percentage of the Targeted EBITDA Growth Rate achieved.

For purposes of this Section 3.2. only, the 2004 actual EBITDA figure shall be deemed to be 246 million euros, and the Targeted EBITDA and Targeted EBITDA Growth Rate are:

	Targeted EBITDA Million EUR	Targeted EBITDA Growth Rate
2005	255	3.66

2006	284	11.3

2007	304	7.0

2008	319	4.9

2009	334	4.8

2010	350	4.8

It is explicitly agreed that for year 2005 the amount of the bonus shall be calculated and rewarded pro rata temporis for the period between the date of entry into force of this agreement until December 2005.

The Targeted EBITDA and the Targeted EBITDA Growth Rate may be revised by mutual consent.

For purposes of this section 3.2, EBITDA shall be calculated according to Belgian GAAP as was applied by the UNILIN-group and as set out in the attachment 1 hereto and taking into consideration that :

•	present sales through Mohawk distribution will be computed at pre-agreed transfer prices or included based on mutually agreeable goals. Future additional margins and costs resulting from the integration of UNILIN within Mohawk will be included (i.e; no adjustment shall be made with respect to the Bonus Scheme EBITDA targets).

•	there shall be an adjustment to the above-mentioned EBITDA targets as agreed upon by the parties in case of an acquisition or a divestiture.

•	any Mohawk corporate charges will be offset by adjustments to goals

•	any changes in accounting methods (e.g. changeover towards US GAAP) will require formula adjustments.

•	all direct expenses, including audits and management incentives (except those related to the discounted Stock Purchase Agreement and the Agreement on SOP granted by Mohawk) will be included in operating results, except all the third party accounting, tax and legal expenses relating to the integration of UNILIN in Mohawk. The increased expenses for new third party audits and regulatory approvals required under SEC and NYSE regulations are estimated to amount to approximately 1,000,000 EUR per year for UNILIN, unless demonstrated otherwise.

•	the use of capital (as budgeted in the DELOITTE VDD) above base plan will be charged quarterly at an annualized 9% rate from operating results. Use of capital below plan can be carried forward to subsequent years.

4	Reimbursement of business expenses

All reasonable business expenses incurred by the Manager in the performance of his duties will be borne by the Company and reimbursed to the Manager, provided the Company’s approval with respect to the type of expenses.

5	Company car

The Manager is entitled to a company car of the class and standing in accordance with his function.

6	Group insurance

6.1	The Manager will continue to be affiliated to the following extra-legal pension schemes:

(a)	ING, policy number 5550351922

(b)	AXA, policy number E01/6703/04

Moreover, the manager will be affiliated to or will continue to be affiliated to the existing hospital insurance, with policy numbers 530/7715 – 530/7725.

6.2	If however Mohawk would, at any time, offer or decide to offer more beneficial group insurance contracts than those mentioned above under section 6.1 to any of its workforce, the Manager will have the right to become affiliated to these contracts upon his first request. At no time, the Manager can be obliged to switch from the insurances mentioned under section 6.1 to the group insurance contracts offered by Mohawk referred to under section 6.2.

7	Accident insurance

The Manager will continue to benefit from the existing accident insurance, contracted with Fortis AG (policy N°03/99.030.985/16), covering the risk of professional and private accidents, providing for a compensation in case of death or inability to work.

8	Director’s and officer’s liabilities insurance

The Manager will benefit from a director’s and officer’s liabilities insurance with sufficient cover in view of the nature of the activities of the Company and its size.

9	Independence

9.1	The Manager shall act on an independent, self-employed basis.

The Manager is not in any subordinate relationship vis-à-vis the Company. Therefore, he shall not receive any direct or indirect orders or instructions from the Company, nor shall the Company exercise any employer’s authority or control vis-à-vis the Manager.

9.2	Without prejudice to his obligation to perform the daily management of the Company’s subsidiaries or branch offices in good faith, the Manager shall freely determine his work agenda and vacation arrangements with full respect for the needs of the business.

9.3	Considering that the Manager shall act on an independent basis, he is solely and exclusively responsible for all social security and tax obligations related to the fees and any other compensation paid under this agreement. The Manager shall be solely and exclusively responsible for all social security and tax obligations which could possibly result from any contractual or legal relationship existing between the Manager and the Company.

10	Confidentiality

10.1	The Manager acknowledges and agrees that any information disclosed to the Manager by the Company in relation with the present agreement and/or the Manager’s duties is confidential. The Manager also acknowledges and accepts that any such information will be treated and held in strict confidence and not used by the Manager nor revealed in any way whatsoever, either directly or indirectly, to any third parties during the course of the present agreement or after its termination.

10.2	The Manager acknowledges and agrees that any information the Manager develops under or as a result of the performance of his duties is confidential and that any such information will be held in strict confidence and not revealed in any way whatsoever, either directly or indirectly, to any third parties.

10.3	The confidentiality undertakings of articles 10.2 and 10.3 will end when the confidential information falls in the public domain, without fault of the Manager.

10.4	The Manager must not make any publicity or media releases in the framework of the present agreement, using the name of the Company, without its prior written consent.

11	Return of property

11.1	All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company and all other property of the Company related to the Manager’s duties (including but not limited to documents, notes, memoranda, floppy disks, computer programs, reports, software and all other information and data), which the Manager uses or prepares or comes in contact with in the course of executing this agreement remains, as between the Parties to the present agreement, the sole property of the Company.

11.2	Upon the termination of the present agreement (however caused), the Manager will immediately return to the Company all the Company’s property in his possession or under his control without keeping copies of such items or passing them (or the copies) to any third party, whatever the importance of it may be.

12	Exclusivity and non-competition

12.1	The Manager explicitly agrees and undertakes that he shall not, except with the prior written consent of the Company, whether directly or indirectly, whether remunerated or not, for a period of 3 (three) years following the termination of the present agreement by the Company or by himself and for whatsoever reason:

(i)	engage itself or through a third party, be employed by, consult for, have an interest in or in any way assist any person or company directly or indirectly engaged in the business of the Company or any related activities;

(ii)	solicit or endeavour to entice away from or discourage from being employed by the Company any Manager or client of the Company, its subsidiaries or branch offices, whether or not such person would commit a breach of contract by reason of leaving employment.

(iii)	canvass or solicit the custom of or deal with or provide services to any person, firm or company who at any time was a client of or dealt with the Company and with whom the Manager was personally concerned during the course of providing the services, to the extent it relates to competing products.

The aforementioned obligations apply in all the countries in which the Unilin group is active.

12.2	The Manager agrees that he will exclusively act in the interest of the Company and its shareholders.

13	Intellectual property

13.1	The Manager undertakes to inform the Company about any work, invention, discovery or improvement, patentable or protectable by any other intellectual right, including copyright or not, which he may create, design or produce, either alone or in conjunction with others, including but not limited to all documents, drawings, plants, designs and models, printed circuit boards, software programs and semi-conductor chips and related documentation, in the course of his employment or relating to, or which is likely to become connected with, any matter whatsoever constituting or which might constitute a Company’s activity, or which has been or may be investigated by the latter.

13.2	The Manager agrees that such work, inventions, discoveries or improvements belong exclusively to the Company and hereby assigns and transfers any and all right including the copyright therein to the Company. He shall refrain from any act which would infringe the Company’s rights, shall execute and deliver all documents or statements necessary to implement such assignment or transfer and shall not register any patent relating to these inventions without the approval of the Company.

13.3	The Manager acknowledges that such assignment and transfer of rights are adequately compensated by the remuneration as provided in the present agreement.

14	Contractual provisions

14.1	The nullity or the enforceability of the present agreement does not affect the validity and the enforceability of the other provisions, unless this would upset the balance between the reciprocal rights and obligations of the parties.

14.2	In such case, the parties will add one or more new provisions to the agreement in order to achieve, as much as possible, the same or a similar result.

15	Applicable law and jurisdiction

15.1	The present agreement shall be governed by and being interpreted according to Belgian law.

15.2	In case of a dispute arising from or further to the present agreement, the courts of Kortrijk will be exclusively competent.

16	Prior agreements

The present agreement supersedes any and all prior agreements, whether oral or in writing, that possibly could have existed between the concerned parties with respect to the same object and can only be modified by means of a written agreement between all parties.

Done at Wielsbeke, on October 31, 2005 in two original copies, each party acknowledging having received one original copy duly signed.

For the Company	The Manager
[read and approved]	[read and approved]

/s/ Jeffrey Lorberbaum	/s/ Frans De Cock
Jeffrey Lorberbaum	Mr. Frans De Cock
Chief Executive Officer and President

MANAGEMENT AGREEMENT

BETWEEN :	UNILIN FLOORING BVBA with registered office at 8710 Wielsbeke, Ooigemstraat 3 (0405 414 072);

Represented by Mr. Jeffrey Lorberbaum, and Mr. Frank Boykin, managers of the company, duly authorized;

AND :	Mr. Paul DE COCK, domiciled at 1000 Brussels, Madrillegang 1;

Hereinafter referred to as “the Manager”.

PREAMBLE

Whereas the Manager performed services to the Company’s group on an independent basis as Manager of the Company;

Whereas the Manager can be appointed member of the Management Committee of the Company, if any;

Whereas parties wish to specify the terms and conditions of their collaboration.

IT HAS BEEN AGREED AS FOLLOWS:

1	Object

1.1	The Manager shall be responsible for the management of the Company in accordance with the terms and conditions set forth in the resolution of the Board of the Company of October 31, 2005.

1.2	The Manager shall perform the management with the diligence, loyalty, seriousness and competence that the Company is entitled to expect from an experienced specialist.

1.3	Moreover, the Manager can be appointed as a member of the Management Committee (Management Comité) of the Company and will be vested with the operational responsibilities then specified in the resolution of the General Assembly of Shareholders.

2	Duration

2.1	The present agreement is concluded for a definite duration of 5 (five) years and commences on November 1, 2005 and automatically expiring on October 31, 2010. After expiration of the aforementioned period of 5 (five) years, parties can renew the agreement for indefinite duration upon mutual agreement.

2.2	The present agreement can be terminated at any time by the Company upon notice of 12 (twelve) months. Notice shall be given by registered mail. However, the Company can also terminate the present agreement at any time by payment of a compensatory allowance equal to the annual fixed remuneration multiplied by 1.75.

2.3	In case of termination of the present agreement, except if for serious cause as determined under Article 2.4 hereinafter, the Manager engages to actively support the company in looking for a successor starting one year before his departure.

2.4	This contract may, immediately and without notice or indemnity, be terminated for serious cause by each party.

Will be considered a serious cause entitling each party to terminate the present agreement without any indemnity:

(v)	the commission of a criminal offence;

(vi)	fraud or embezzlement;

(vii)	the failure to comply with or the breach of any of the material terms and conditions of the present agreement and/or the Company’s subsidiaries’ or branch offices’ policies within thirty (30) days after written notification of such non-compliance if such failures or breaches are capable of remedy. If the default or breach is not capable of remedy, the present agreement can be terminated without prior notification;

(viii)	the willful or gross neglect of the duties under the present agreement and/or the willful or gross misconduct in the performance of such duties.

3	Fees

3.1	The total annual fixed remuneration of the Manager is set at € 292,000. Payment of fees will be made on a monthly basis (in 12 equal monthly installments).

3.2	In addition to the annual fixed remuneration as set forth in 3.1., the Manager will be entitled to an annual bonus .

The amount of the bonus will range between 0 and 75% of the annual fixed remuneration of the year concerned. If the actual EBITDA is greater than the Targeted EBITDA for such year, then the bonus shall be 75% of the annual fixed remuneration of the year concerned. If the actual EBITDA is less than the actual EBITDA for the prior year, then the bonus shall be 0. If the actual EBITDA is greater than the actual EBITDA for the prior year and less than the Targeted EBITDA for such year then the bonus payable for such year shall be equal to 75% of the annual fixed remuneration of the year concerned multiplied by the percentage of the Targeted EBITDA Growth Rate achieved.

For purposes of this Section 3.2. only, the 2004 actual EBITDA figure shall be deemed to be 246 million euros, and the Targeted EBITDA and Targeted EBITDA Growth Rate are:

	Targeted EBITDA Million EUR	Targeted EBITDA Growth Rate
2005	255	3.66

2006	284	11.3

2007	304	7.0

2008	319	4.9

2009	334	4.8

2010	350	4.8

It is explicitly agreed that for year 2005 the amount of the bonus shall be calculated and rewarded pro rata temporis for the period between the date of entry into force of this agreement until December 2005.

The Targeted EBITDA and the Targeted EBITDA Growth Rate may be revised by mutual consent.

For purposes of this section 3.2, EBITDA shall be calculated according to Belgian GAAP as was applied by the UNILIN-group and as set out in the attachment 1 hereto and taken into consideration :

•	present sales through Mohawk distribution will be computed at pre-agreed transfer prices or included based on mutually agreeable goals. Future additional margins and costs resulting from the integration of UNILIN within Mohawk will be included (i.e; no adjustment shall be made with respect to the Bonus Scheme EBITDA targets).

•	there shall be an adjustment to the above-mentioned EBITDA targets as agreed upon by the parties in case of an acquisition or a divestiture.

•	any Mohawk corporate charges will be offset by adjustments to goals

•	any changes in accounting methods (e.g. changeover towards US GAAP) will require formula adjustments.

•	all direct expenses, including audits and management incentives (except those related to the Discounted Stock Purchase Agreement and the Agreement on SOP granted by Mohawk) will be included in operating results, except all the third party accounting, tax and legal expenses relating to the integration of UNILIN in the publicly listed Mohawk. The increased expenses for new third party audits and regulatory approvals required under SEC and NYSE regulations to be around 1,000,00 EUR per year for UNILIN, unless demonstrated otherwise.

•	use of capital (as budgeted in the DELOITTE VDD) above base plan will be charged quarterly at an annualized 9% rate from operating results. Use of capital below plan can be carried forward to subsequent years.

4	Reimbursement of business expenses

All reasonable business expenses incurred by the Manager in the performance of his duties will be borne by the Company and reimbursed to the Manager, provided the Company’s approval with respect to the type of expenses.

5	Company car

The Manager is entitled to a company car of the class and standing in accordance with his function.

6	Group insurance

6.1	The Manager will continue to be affiliated to the following extra-legal pension schemes:

(c)	ING, policy number 5550351922

(d)	AXA, policy number E01/6703/04

Moreover, the manager will be affiliated to or will continue to be affiliated to the existing hospital insurance, with policy numbers 530/7715 – 530/7725.

6.2	If however Mohawk would, at any time, offer or decide to offer more beneficial group insurance contracts than those mentioned above under section 6.1 to any of its workforce, the Manager will have the right to become affiliated to these contracts upon his first request. At no time, the Manager can be obliged to switch from the insurances mentioned under section 6.1 to the group insurance contracts offered by Mohawk referred to under section 6.2.

7	Accident insurance

The Manager will continue to benefit from the existing accident insurance, contracted with Fortis AG (policy N°03/99.030.985/16), covering the risk of professional and private accidents, providing for a compensation in case of death or inability to work.

8	Director’s and officer’s liabilities insurance

The Manager will benefit from a director’s and officer’s liabilities insurance with sufficient cover in view of the nature of the activities of the Company and its size.

9	Independence

9.1	The Manager shall act on an independent, self-employed basis.

The Manager is not in any subordinate relationship vis-à-vis the Company. Therefore, he shall not receive any direct or indirect orders or instructions from the Company, nor shall the Company exercise any employer’s authority or control vis-à-vis the Manager.

9.2	Without prejudice to his obligation to perform the management of the Company’s subsidiaries or branch offices in good faith, the Manager shall freely determine his work agenda and vacation arrangements with full respect for the needs of the business.

9.3	Considering that the Manager shall act on an independent basis, he is solely and exclusively responsible for all social security and tax obligations related to the fees and any other compensation paid under this agreement. The Manager shall be solely and exclusively responsible for all social security and tax obligations which could possibly result from any contractual or legal relationship existing between the Manager and the Company.

10	Confidentiality

10.1	The Manager acknowledges and agrees that any information disclosed to the Manager by the Company in relation with the present agreement and/or the Manager’s duties is confidential. The Manager also acknowledges and accepts that any such information will be treated and held in strict confidence and not used by the Manager nor revealed in any way whatsoever, either directly or indirectly, to any third parties during the course of the present agreement or after its termination.

10.2	The Manager acknowledges and agrees that any information the Manager develops under or as a result of the performance of his duties is confidential and that any such information will be held in strict confidence and not revealed in any way whatsoever, either directly or indirectly, to any third parties.

10.3	The confidentiality undertakings of articles 10.2 and 10.3 will end when the confidential information falls in the public domain, without fault of the Manager.

10.4	The Manager must not make any publicity or media releases in the framework of the present agreement, using the name of the Company, without its prior written consent.

11	Return of property

11.1	All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company and all other property of the Company related to the Manager’s duties (including but not limited to documents, notes, memoranda, floppy disks, computer programs, reports, software and all other information and data), which the Manager uses or prepares or comes in contact with in the course of executing this agreement remains, as between the Parties to the present agreement, the sole property of the Company.

11.2	Upon the termination of the present agreement (however caused), the Manager will immediately return to the Company all the Company’s property in his possession or under his control without keeping copies of such items or passing them (or the copies) to any third party, whatever the importance of it may be.

12	Exclusivity and non-competition

12.1	The Manager explicitly agrees and undertakes that he shall not, except with the prior written consent of the Company, whether directly or indirectly, whether remunerated or not, for a period of 3 (three) years following the termination of the present agreement by the Company or by himself and for whatsoever reason:

(iv)	engage itself or through a third party, be employed by, consult for, have an interest in or in any way assist any person or company directly or indirectly engaged in the business of the Company or any related activities;

(v)	solicit or endeavour to entice away from or discourage from being employed by the Company any Manager or client of the Company, its subsidiaries or branch offices, whether or not such person would commit a breach of contract by reason of leaving employment.

(vi)	canvass or solicit the custom of or deal with or provide services to any person, firm or company who at any time was a client of or dealt with the Company and with whom the Manager was personally concerned during the course of providing the services, to the extent it relates to competing products.

The aforementioned obligations apply in all the countries in which the Unilin group is active.

12.2	The Manager agrees that he will exclusively act in the interest of the Company and its shareholders.

13	Intellectual property

13.1	The Manager undertakes to inform the Company about any work, invention, discovery or improvement, patentable or protectable by any other intellectual right, including copyright or not, which he may create, design or produce, either alone or in conjunction with others, including but not limited to all documents, drawings, plants, designs and models, printed circuit boards, software programs and semi-conductor chips and related documentation, in the course of his employment or relating to, or which is likely to become connected with, any matter whatsoever constituting or which might constitute a Company’s activity, or which has been or may be investigated by the latter.

13.2	The Manager agrees that such work, inventions, discoveries or improvements belong exclusively to the Company and hereby assigns and transfers any and all right including the copyright therein to the Company. He shall refrain from any act which would infringe the Company’s rights, shall execute and deliver all documents or statements necessary to implement such assignment or transfer and shall not register any patent relating to these inventions without the approval of the Company.

13.3	The Manager acknowledges that such assignment and transfer of rights are adequately compensated by the remuneration as provided in the present agreement.

14	Contractual provisions

14.1	The nullity or the enforceability of the present agreement does not affect the validity and the enforceability of the other provisions, unless this would upset the balance between the reciprocal rights and obligations of the parties.

14.2	In such case, the parties will add one or more new provisions to the agreement in order to achieve, as much as possible, the same or a similar result.

15	Applicable law and jurisdiction

15.1	The present agreement shall be governed by and being interpreted according to Belgian law.

15.2	In case of a dispute arising from or further to the present agreement, the courts of Kortrijk will be exclusively competent.

16	Prior agreements

The present agreement supersedes any and all prior agreements, whether oral or in writing, that possibly could have existed between the concerned parties with respect to the same object and can only be modified by means of a written agreement between all parties.

Done at Wielsbeke, on 31 October, 2005, in two original copies, each party acknowledging having received one original copy duly signed.

For the Company	The Manager
[read and approved]	[read and approved]

/s/ Jeffrey Lorberbaum	/s/ Paul De Cock
Mr. Jeffrey LORBERBAUM	Mr. Paul DE COCK
Chief Executive Officer and President